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Exhibit 4.1

CONSENT OF OSLER, HOSKIN & HARCOURT LLP

July 28, 2008

        We hereby consent to the references to our name contained in the heading "Legal Matters" and to our opinion contained under "Certain Canadian Federal Income Tax Considerations" in the take-over bid circular included in the Registration Statement on Form F-8 dated the date hereof relating to the registration of common shares and warrants to acquire common shares of Kinross Gold Corporation.

Sincerely,

/s/ OSLER, HOSKIN & HARCOURT LLP

Osler, Hoskin & Harcourt LLP

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  Exhibit 4.1
CONSENT OF OSLER, HOSKIN & HARCOURT LLP